Exhibit 2.1b

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (“Assignment”), is made as of this _____ day of March, 2012, by and between GULFSTREAM I, LLC, a Delaware limited liability company, GULFSTREAM II, LLC, a Nevada limited liability company, GULFSTREAM III, LLC, a Delaware limited liability company and GULFSTREAM IV, LLC, a Delaware limited liability company (collectively, “Seller”), RESOURCE CAPITAL PARTNERS, INC., a Delaware corporation (“Purchaser”), and RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company (“Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”).  All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).

RECITALS

A.           Seller and Purchaser have entered into that certain Purchase and Sale Agreement (“Purchase Agreement”), dated as of December 22, 2011, for the sale of the property described in the Purchase Agreement (“Property”) and commonly known as “Woodland Village” located in the City of Columbia, County of Lexington, State of South Carolina and more particularly described in the Purchase Agreement.

B.           The Parties desire to enter into this Assignment to, among other things, assign the Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.

ASSIGNMENT:

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Assignment of Purchase Agreement.  Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Purchaser in connection with the Purchase Agreement.

2.           Assumption.  Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Purchase Agreement, in accordance with the terms thereof.

3.           No Release.  The assignment and assumption set forth in Paragraphs 1 and 2 hereof shall not release Purchaser from the obligation of Purchaser or Assignee to perform in accordance with the terms of the Purchase Agreement.  Purchaser acknowledges that, notwithstanding such assignment and assumption, Purchaser shall remain primarily obligated under the Purchase Agreement and Purchaser and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Purchaser set forth thereunder, including, without limitation, the indemnification obligations of Purchaser set forth in the Purchase Agreement.

4.           Amendment to Purchase Agreement.  The Purchase Agreement is hereby amended in the following manner:

(a)           The term “Purchaser” as used in the Purchase Agreement is amended to mean Purchaser and/or Assignee.

(b)           All exhibits to the Purchase Agreement, as so amended, shall be signed and delivered by Seller and Assignee in accordance with the terms of the Purchase Agreement.

5.           Representations and Warranties of Assignee.  Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Purchase Agreement is true and correct with respect to Assignee as of the date of the Purchase Agreement and the Closing Date (as defined in the Purchase Agreement) and such representations and warranties apply fully to this Assignment and shall survive the Deed (as defined in the Purchase Agreement).  In particular, and without any limitation or affect upon the other representations and warranties made by Purchaser and Assignee under the Purchase Agreement, as amended hereunder, Assignee hereby represents and warrants to Seller that neither Assignee, nor any partner, related entity, or affiliate of Assignee is in any way affiliated with Seller, GE Capital Realty Group, Inc., General Electric Capital Corporation, General Electric Company, or any affiliate of General Electric Company, which representation and warranty shall also survive the Closing and the delivery of the Deed (as defined in the Purchase Agreement) to Assignee.  Purchaser acknowledges and agrees to be bound by the disclaimer of representations and warranties contained in Article 5 of the Purchase Agreement, which acknowledgment and agreement and disclaimer shall survive the Deed.

6.           Ratification of Agreements.  Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.

7.           Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of South Carolina.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

PURCHASER:	RESOURCE CAPITAL PARTNERS, INC., a Delaware corporation By: Name: Title:

ASSIGNEE:	RRE WOODLAND VILLAGE HOLDINGS, LLC, a Delaware limited liability company By: RCP Woodland Village Manager, LLC, a Delawarelimitedliability company, its non-member manager By: Name: Title:

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SELLER:                                                                GULFSTREAM I, LLC,
a Delaware limited liability company

By:       GULFSTREAM-B3 HOLDCO, LLC,
a Delaware limited liability company

By:       General Electric Credit Equities, Inc.,
a Delaware corporation,
its sole member

By:_______________________(SEAL)
                                                                                                                                              ____________________,
Authorized Signatory

GULFSTREAM II, LLC, a Nevada limited liability company

By:       GULFSTREAM-B3 HOLDCO, LLC,
a Delaware limited liability company

By:       General Electric Credit Equities, Inc.,
a Delaware corporation,
its sole member

By:_______________________(SEAL)
                                                                                                                                              ____________________,
Authorized Signatory

GULFSTREAM III, LLC,
a Delaware limited liability company

By:       GULFSTREAM-B3 HOLDCO, LLC,
a Delaware limited liability company

By:       General Electric Credit Equities, Inc.,
a Delaware corporation,
its sole member

By:_______________________(SEAL)
                                                                                                                                              ____________________,
Authorized Signatory

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GULFSTREAM IV, LLC,
a Delaware limited liability company

By:       GULFSTREAM-B3 HOLDCO, LLC,
a Delaware limited liability company

By:       General Electric Credit Equities, Inc.,
a Delaware corporation,
its sole member

By:_______________________(SEAL)
                                                                                                                                              ____________________,
Authorized Signatory